-more- News ONEOK Announces Board of Directors Additions Mark A. McCollum and Precious Williams Owodunni Join ONEOK Board of Directors TULSA, Okla. – January 26, 2026 – The board of directors of ONEOK, Inc. (NYSE: OKE) elected Mark A. McCollum and Precious Williams Owodunni as independent directors to the board, effective January 23, 2026. McCollum, 66, is the retired president and chief executive officer of Weatherford International plc, having led the company from April 2017 through June 2020. Before joining Weatherford, he served as executive vice president and chief financial officer of Halliburton Company. Prior to his tenure at Halliburton, which began in 2003, McCollum held senior leadership positions at Tenneco Inc. from 1995 through 2003, including serving as the company’s chief financial officer. Earlier in his career, he spent 14 years with Arthur Andersen LLP, ultimately becoming an audit and advisory partner in the firm’s global energy practice. McCollum currently serves on the boards of Westlake Corporation and Seadrill Limited. He previously served as a director for Marathon Oil Corporation. McCollum holds a Bachelor of Business Administration degree from Baylor University. Owodunni, 50, is the chief executive officer of Mountaintop Consulting, a strategy, organizational development, and leadership advisory firm that serves blue-chip corporate clients globally, including Fortune 500 energy companies, investment banks, law firms and private equity firms. Before establishing Mountaintop in 2009, she was a vice president at Goldman Sachs & Co., where she made private equity investments in high-growth businesses and served on the boards of several portfolio companies. Owodunni began her career at Goldman Sachs as an investment banker in the Mergers and Strategic Advisory Group, where she advised oil and gas, power, retail, and industrial companies on mergers, acquisitions and corporate finance matters. January 26, 2026 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Alicia Buffer 918-861-3749 Exhibit 99.1

-more- Owodunni has served on the board of Cadence Bank since 2019. She graduated from Yale University with a Bachelor of Arts in Ethics, Politics, and Economics and received her J.D. from Yale Law School. In connection with the appointments, McCollum was appointed to serve on ONEOK’s Audit Committee and Corporate Governance Committee, and Owodunni was appointed to serve on ONEOK’s Executive Compensation Committee and Corporate Governance Committee. “ONEOK’s Board is pleased to welcome both Mark and Precious to the ONEOK board,” said Julie H. Edwards, ONEOK board chair. “Mark brings deep energy-industry expertise, strong financial skills and extensive experience as a director to our board. Precious pairs industry- leading expertise in talent retention and development with broad experience in business strategy, finance, and corporate governance. Together, Mark and Precious bring complementary strengths and perspectives that will enhance our governance and strategic capabilities to the benefit of our shareholders and other stakeholders as ONEOK moves forward.” --------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation, storage and marine export services. Through our approximately 60,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude oil that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest integrated energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. ###